UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2005

CMGI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23262	04-2921333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2005, CMG@Ventures Capital Corp. and @Ventures Partners III, LLC agreed to an Amendment (the “Amendment”) to the Limited Liability Company Agreement of CMG@Ventures III, LLC, dated as of August 7, 1998, as amended. Among other things, the Amendment extended the term of CMG@Ventures III, LLC through the earlier to occur of (x) June 30, 2006 and (y) the first date on which both @Ventures III, L.P. and @Ventures Foreign Fund III, L.P. shall have terminated. Previously, the termination date of CMG@Ventures III, LLC was June 30, 2005.

David S. Wetherell, Chairman of the Board of CMGI, Inc., has indirect compensatory interests in CMG@Ventures III, LLC and related management entities. Mr. Wetherell is a voting managing member of @Ventures Partners III, LLC which manages @Ventures III, L.P., @Ventures Foreign Fund III, L.P. and CMG@Ventures III, LLC. Mr. Wetherell is entitled to approximately 29.8% of all amounts distributed by such entities to @Ventures Partners III, LLC. @Ventures Management, LLC provides management services to @Ventures III, L.P, @Ventures Foreign Fund III, L.P, and CMG @Ventures III, LLC. Mr. Wetherell is a voting member of @Ventures Management, LLC and is entitled to approximately 40.0% of all amounts distributed by @Ventures Management, LLC.

The Amendment is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	The following exhibit is filed with this report:

Exhibit No.	Description
10.1	Amendment to Limited Liability Company Agreement of CMG@Ventures III, LLC, dated April 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2005	CMGI, INC.

/s/ Thomas Oberdorf
	By:	Thomas Oberdorf
	Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Limited Liability Company Agreement of CMG@Ventures III, LLC, dated April 29, 2005.